Exhibit 5.1

August 30, 2006

Board of Directors

Stereotaxis, Inc.

4041 Forest Park Avenue

St. Louis, Missouri 63108

Ladies and Gentlemen:

We have acted as special counsel to Stereotaxis, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) (which Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-129629) filed by the Company with the Commission under the Act), relating to shares of common stock, par value $.001 per share (the “Common Stock”), shares of preferred stock (the “Preferred Stock”), debt securities (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), and units consisting of any combination of the foregoing (the “Units”) of the Company. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, for an aggregate initial offering price not to exceed $75,000,000. All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1)    the Amended and Restated Certificate of Incorporation of the Company;

(2)    the Amended and Restated Bylaws of the Company; and

(3)    the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual

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Bryan Cave LLP

Stereotaxis, Inc.

August 30, 2006

inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.

Based solely on a recently dated good standing certificate from the Secretary of State of the State of Delaware, the Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.

With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, or a duly constituted and acting committee of such board (collectively, the “Board”), of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock upon payment therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the valid exercise of a Warrant to purchase Common Stock in accordance with its terms, the Common Stock will be validly issued, fully paid and nonassessable.

3.

With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock and (c) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the valid exercise of a Warrant to purchase Preferred Stock in accordance with its terms, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4.

With respect to the Debt Securities, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable indenture, such Debt Securities will

Bryan Cave LLP

Stereotaxis, Inc.

August 30, 2006

constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to the Warrants, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance, execution and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable warrant agreement between the Company and the warrant agent named therein (“Warrant Agreement”), such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to the Units, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related unit agreements between the Company and the unit agent named therein (“Unit Agreements”), if any, and any Securities which are components of such Units, the terms of the offering thereof and related matters, (b) issuance and delivery of (1) the Units, (2) the Unit Agreements, if any, and (3) such Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, and (ii) Unit Agreement, if any, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP